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Pat D. Hemlepp	Bette Jo Rozsa
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FOR IMMEDIATE RELEASE

AEP REPORTS FIRST-QUARTER EARNINGS

•	2008 first-quarter earnings: $1.43 per share GAAP, $1.02 per share ongoing
•	Tractebel Energy Marketing settlement increases GAAP earnings for quarter
•	Ongoing earnings for quarter aided by approved rate increases, recovery of Oklahoma ice storm costs
•	Company reaffirms ongoing earnings guidance range for 2008 of $3.10 to $3.30 per share

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	1st quarter ended March 31
	2007	2008	Variance
Revenue ($ in billions)	3.2	3.5	0.3
Earnings ($ in millions):
GAAP	271	573	302
Ongoing	271	410	139
EPS ($):
GAAP	0.68	1.43	0.75
Ongoing	0.68	1.02	0.34
EPS based on 397mm shares in Q1 2007, 401mm in Q1 2008

COLUMBUS, Ohio, April 24, 2008 - American Electric Power (NYSE: AEP) today reported 2008 first-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $573 million, or $1.43 per share, compared with $271 million, or $0.68 per share, for first-quarter 2007. Ongoing earnings (earnings excluding special items) for first-quarter 2008 were $410 million, or $1.02 per share, compared with $271 million, or $0.68 per share, for first-quarter 2007.

GAAP earnings for first-quarter 2008 were $163 million higher than ongoing earnings primarily because of a settlement reached with Tractebel Energy Marketing Inc. in January 2008 resolving all litigation regarding a power purchase and sale agreement. A full reconciliation of GAAP earnings to ongoing earnings for the quarter is included in tables at the end of this news release.

“We had a very strong first quarter, which demonstrates the strength of our operations as well as our ongoing successes in regulatory proceedings,” said Michael G. Morris, AEP’s chairman, president and chief executive officer. “We received approval to recover costs associated with severe ice storms that hit our customers in Oklahoma in January and December 2007, and we’re seeing the benefit of rate increases approved for our Ohio Companies and for our utilities in Virginia, West Virginia, Oklahoma and Texas.”

In a recent development, the Ohio House of Representatives passed its version of Ohio electricity legislation Tuesday, modifying a Senate version passed in 2007. The House version allows utilities to set prices by filing an Electric Security Plan along with the ability to simultaneously file a market rate option. The Public Utilities Commission of Ohio would have authority to approve or modify the utility’s request to set prices. Both alternatives would involve earnings tests monitored by the commission.

The Ohio Senate approved the House version Wednesday, sending the legislation to the governor. The legislation must be signed by the governor to become law. Without new legislation, electricity prices in Ohio will go to market rates Jan. 1, 2009.

“The Ohio legislation provides a workable approach for the state, including preserving a market rate mechanism as well as a mechanism for future investment in Ohio,” Morris said.

EARNINGS GUIDANCE

AEP reaffirmed its previous ongoing earnings guidance range for 2008 of between $3.10 and $3.30 per share. In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT
$ in millions except EPS

	Q1 07	Q1 08	Variance
Utility Operations	253	410	157
Ongoing EPS	0.63	1.02	0.39
MEMCO	15	7	(8)
Ongoing EPS	0.04	0.02	(0.02)
Generation and Marketing	(1)	1	2
Ongoing EPS	0.00	0.00	0.00
All Other	4	(8)	(12)
Ongoing EPS	0.01	(0.02)	(0.03)
Ongoing Earnings	271	410	139
Ongoing EPS	0.68	1.02	0.34
EPS based on 397mm shares in Q1 2007, 401mm in Q1 2008

Ongoing earnings from Utility Operations increased $157 million during first-quarter 2008 from the same period last year, driven by higher margins from retail sales, where load growth and increased rates were factors; improved off-system sales; and lower operating expenses. Operating expenses for the quarter were lower primarily because of the creation of a regulatory asset to recover storm expenses incurred in January and December 2007 by AEP’s Public Service Company of Oklahoma (PSO) utility subsidiary.

Ongoing earnings from MEMCO barge operations were lower in the quarter than in the prior period primarily because of high water and reduced northbound loadings. Operating costs during the current quarter were higher because of sustained high-water conditions on all major rivers, which reduced tow sizes, restricted operating hours and increased fuel consumption. Northbound loadings continue to be depressed as a result of reduced imports through the Gulf of Mexico.

The increase in ongoing earnings from Generation and Marketing is primarily attributed to improved results from AEP’s wind farms. Generation and Marketing includes AEP’s non-regulated generating, marketing and risk management activities, primarily in the Electricity Reliability Council of Texas (ERCOT).

All Other, which includes the Parent Company and other investments, was down $12 million in first-quarter 2008 when compared to the same period of 2007. The decline was caused by increased interest expense on short-term debt in first-quarter 2008 compared to a prior period that included a gain on the sale of an investment.

ONGOING RESULTS FROM UTILITY OPERATIONS
$ in millions except EPS

	Q1 07	Q1 08	Variance
East Regulated Integrated Utilities	604	594	(10)
Ohio Companies	603	696	93
West Regulated Integrated Utilities	200	223	23
Texas Wires	114	122	8
Off-System Sales	181	221	40
Transmission Revenue - 3rd Party	72	80	8
Other Operating Revenue	140	145	5
Utility Gross Margin	1,914	2,081	167
Operations & Maintenance	(828)	(747)	81
Depreciation & Amortization	(383)	(355)	28
Taxes Other Than Income Taxes	(184)	(194)	(10)
Interest Expense & Preferred Dividend	(179)	(210)	(31)
Other Income & Deductions	39	42	3
Income Taxes	(126)	(207)	(81)
Utility Operations Ongoing Earnings	253	410	157
Ongoing EPS	0.63	1.02	0.39
EPS based on 397mm shares in Q1 2007, 401mm in Q1 2008

Retail Sales - The improvement in retail gross margins reflects load growth, and increased rates in the Ohio Companies and in AEP’s utilities in Virginia, West Virginia, Oklahoma and Texas.

Off-System Sales - Gross margins from Off-System Sales increased $40 million in first-quarter 2008 from the prior period primarily because of greater physical sales in the East, resulting from higher volumes and prices than in the same period for 2007, when plant maintenance activities resulted in lower sales volumes.

Transmission Revenues - The improvement in Transmission Revenues, when compared to the prior period, is primarily attributed to increased revenue in the ERCOT and Southwest Power Pool regions.

Operations & Maintenance Expense - The $81 million decrease in O&M expenses in first-quarter 2008, when compared to the prior period, is primarily attributed to the recovery of ice storm restoration expenses by AEP’s PSO utility subsidiary related to storms experienced in January and December 2007.

Depreciation & Amortization - Lower depreciation expense in Indiana, Michigan, Virginia, Oklahoma and Texas, attributed to rate proceedings in 2007 that changed depreciation rates, and lower amortization expense at the Ohio Companies decreased Depreciation & Amortization in first-quarter 2008 when compared to the prior period. These decreases were partially offset by higher depreciation expense because of increased plant asset balances.

Taxes Other Than Income Taxes - The increase in Taxes Other Than Income Taxes, when compared with the same period last year, is primarily because of higher property taxes.

Interest Expense & Preferred Dividends - The increase in Interest Expense for first-quarter 2008 is primarily because of increased long-term debt and higher interest rates on variable-rate debt.

Other Income & Deductions - The increase in Other Income & Deductions in first-quarter 2008 is primarily because of accrued interest income related to a claim for a federal tax refund and higher carrying-cost income. These increases were mostly offset by the 2007 completion of payments received from Centrica as part of a multi-year earnings-sharing agreement established in 2002 when AEP sold its Texas retail electricity providers to Centrica. The final payment of $20 million was received in first-quarter 2007 and included in Other Income & Deductions for that period.

WEBCAST

American Electric Power’s quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts .

The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast. Archived calls also are available as podcasts.

Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning more than 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.

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AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. AEP’s management believes that the company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company’s performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the registrants believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover regulatory assets and stranded costs in connection with deregulation; AEP’s ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire generating capacity (including the company’s ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs through applicable rate cases or competitive rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including disputes arising from the bankruptcy of Enron Corp. and related matters); AEP’s ability to constrain operation and maintenance costs; the economic climate and growth in AEP’s service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP’s ability to refinance existing debt at attractive rates; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the potential for new legislation in Ohio and the allocation of costs within regional transmission organizations; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans and nuclear decommissioning trust; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric PowerFinancial Results for 1st Quarter 2008 Actual vs 1st Quarter 2007 Actual

		2007 Actual		2008 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	604		594
2	Ohio Companies	603		696
3	West Regulated Integrated Utilities	200		223
4	Texas Wires	114		122
5	Off-System Sales	181		221
6	Net Transmission Revenue - 3rd Party	72		80
7	Other Operating Revenue	140		145
8	Utility Gross Margin	1,914		2,081

9	Operations & Maintenance	(828)		(747)
10	Depreciation & Amortization	(383)		(355)
11	Taxes Other than Income Taxes	(184)		(194)
12	Interest Exp & Preferred Dividend	(179)		(210)
13	Other Income & Deductions	39		42
14	Income Taxes	(126)		(207)
15	Utility Operations On-Going Earnings	253	0.63	410	1.02

	NON-UTILITY OPERATIONS:
16	MEMCO	15	0.04	7	0.02
17	Generation & Marketing	(1)	-	1	-

18	Parent & Other On-Going Earnings	4	0.01	(8)	(0.02)

19	ON-GOING EARNINGS	271	0.68	410	1.02

Note:  For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power
Financial Results for the 1st Quarter 2008
Reconciliation of On-going to Reported Earnings

	2008
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	410	7	1	(8)	410	$1.02

Dispositions:
Tractebel Settlement	-	-	-	163	163	$0.41

Total Special Items	-	-	-	163	163	$0.41

Reported Earnings	410	7	1	155	573	$1.43

Financial Results for the 1st Quarter 2007
Reconciliation of On-going to Reported Earnings

	2007
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	253	15	(1)	4	271	$0.68

Total Special Items	-	-	-	-	-	$-

Reported Earnings	253	15	(1)	4	271	$0.68

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	3 Months Ended March 31,
	2007	2008	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	14,139	14,500	2.6%
Commercial	9,359	9,547	2.0%
Industrial	13,565	14,350	5.8%
Miscellaneous	614	609	-0.8%
Total Domestic Retail (a)	37,677	39,006	3.5%

Wholesale - Domestic Electric (in millions of kWh): (b)	8,778	11,666	32.9%

Texas Wires Delivery (in millions of kWh):	5,831	5,823	-0.1%

EAST REGION WEATHER SUMMARY (in degree days):
Actual - Heating (c)	1,816	1,824	0.4%
- Cooling (d)	14	-	-100.0%
Normal - Heating (c)		1,767	3.2	% *
- Cooling (d)		3	-100.0	% *

PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual - Heating (c)	902	949	5.2%
- Cooling (d)	56	26	-53.6%
Normal - Heating (c)		931	1.9	% *
- Cooling (d)		20	30.0	% *

* 2008 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees